SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WHX CORPORATION

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 1/06/99            4,100            10.5500
                                11/12/98           10,000            12.0056
               THE GABELLI SMALL CAP GROWTH FUND
                                12/16/98            4,000            10.1750
                                11/17/98            6,000            11.6125
                                11/13/98           15,000            12.6438
                                11/13/98           25,000            12.2975
               THE GABELLI CAPITAL ASSET FUND
                                11/20/98            5,000            11.4375
                                11/11/98            5,000            11.9875
          GAMCO INVESTORS, INC.
                                 1/07/99            5,000            10.8625
                                 1/06/99            4,000            10.5000
                                 1/05/99            5,000            10.2604
                                12/22/98            1,000             9.9781
                                12/22/98            3,000             9.9781
                                12/08/98              500            10.3750
                                12/03/98            8,000            10.8281
                                12/01/98              500            10.5000
                                11/23/98              500            11.6875
                                11/18/98           12,000            11.3542
                                11/17/98            8,000            12.1875
                                11/16/98           13,000            12.6668
                                11/12/98              500            11.9375
                                11/12/98            1,000            11.9375
                                11/11/98            4,000            11.9554
                                11/11/98            3,000            11.9554
                                11/09/98            2,000            11.6250
          GABELLI ADVISERS
                                11/16/98              700            12.8000













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.



                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-WHX CORP CONV PRFD A

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                11/12/98            3,000            43.1167
          GAMCO INVESTORS, INC.
                                12/08/98            2,000            48.3750






































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.




                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-WHX CORP CONV PRFD B

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY INCOME FUND
                                12/16/98            1,000            36.0500
                                11/12/98            1,000            38.9875
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                12/17/98              500            36.0500
                                11/12/98            3,000            38.9875
               THE GABELLI ABC FUND
                                11/16/98            1,000            38.9875
          GAMCO INVESTORS, INC.
                                12/16/98            1,000            36.2500
                                12/11/98            1,000-           36.0313
                                12/10/98            1,000-           37.3750
                                12/09/98              500-           37.2500






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.